Exhibit 10.1

WAIVER AND SECOND Amendment

to

Loan and security agreement

This Waiver and Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 12th day of December, 2022, by and among (a) SILICON VALLEY BANK (“Bank”), and (b) (i) CADENCE CONNECTIVITY, INC., a Delaware corporation (f/k/a Zoom Connectivity, Inc.) (“Cadence”), and (ii) MINIM, INC., a Delaware corporation (f/k/a Zoom Telephonics, Inc.) (“Minim”, together with Cadence, jointly and severally, individually and collectively, the “Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 12, 2021, as amended by that certain First Amendment to Loan and Security Agreement between Bank and Borrower dated as of November 1, 2021 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) waive the Stated Default (as hereinafter defined), (ii) extend the Revolving Line Maturity Date and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so waive the Stated Default and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.4(a) (Interest Rate). Section 2.4(a) is amended in its entirety and replaced with the following:

“(a) Interest Rate. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) one percent (1.0%) above the Prime Rate and (ii) four and one-quarter of one percent (4.25%), which interest, in each case, shall be payable monthly in accordance with Section 2.4(e) below.”

2.2 Section 6.2(l) (Weekly Cash Flow Reports). Section 6.2 is amended by (i) deleting the word “and” appearing at the end of clause (j) thereof, (ii) deleting the “.” appearing at the end of clause (k) thereof and inserting in lieu thereof “; and”, and (iii) inserting the following new clause (l) to appear immediately following clause (k) thereof:

“(l) No later than Friday of each week, a 13-week cash flow forecast in form and substance satisfactory to Bank.”

2.3 Section 6.3(c) (Collections of Accounts). Section 6.3(c) is amended in its entirety and replaced with the following:

“(c) Collection of Accounts. Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or such other “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 6.3(d), all amounts received in the Cash Collateral Account shall be applied to immediately reduce the Obligations under the Revolving Line (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts). Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).”

2.4 Section 6.3(d) (Reserves). Section 6.3(d) is amended in its entirety and replaced with the following:

“(d) Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.3(c) above as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.”

2.5 Section 6.14. Section 6.14 is amended in its entirety and replaced with the following:

“6.14 [Reserved].”

2.6 Section 8 (Events of Default). The Loan Agreement is amended by inserting the following new provision to appear as Section 8.11 thereof:

“8.11. Slingshot Loan Agreement. The occurrence of an event of default (however defined) under the Slingshot Loan Agreement.”

2.7 Section 13 (Definitions). The definition of “Permitted Liens” is amended by (i) deleting “and” appearing at the end of subsection (c), (ii) deleting the “.” at the end of subsection (d) and inserting “; and” in lieu thereof, and (iii) inserting the following new subsection (e):

“(e) Liens in favor of Slingshot under the Slingshot Loan Agreement; provided however, that such Liens are only permitted to the extent that they (i) are subject to the Slingshot Subordination Agreement, (ii) secure no more than $1,500,000.00 in the aggregate, and (iii) are only on property on which Bank has a first priority perfected security interest.”

2.8 Section 13 (Definitions). The following terms and their respective definitions appearing in Section 13 of the Loan Agreement are amended in their entirety and replaced with the following:

““Borrowing Base” is (a) sixty percent (60.0)% of Eligible Accounts plus (b) the least of (i) sixty percent (60.0%) of the value of Borrower’s Eligible Inventory (valued at cost), (ii) eighty-five percent (85.0%) of the Net Orderly Liquidation Value, and (iii) Three Million Five Hundred Thousand Dollars ($3,500,000.00), in each case, as determined by Bank from Borrower’s most recent Borrowing Base Statement (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Statement); provided, however, that Bank has the right to decrease the foregoing percentages in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”

““Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, the Slingshot Subordination Agreement, any Control Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank, all as amended, restated, or otherwise modified.”

““Revolving Line” is an aggregate principal amount equal to Ten Million Dollars ($10,000,000.00).”

““Revolving Line Maturity Date” is January 15, 2024.”

2.9 Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:

““Slingshot” means, Slingshot Capital, LLC, a Delaware limited liability company.”

““Slingshot Loan Agreement” means that certain Bridge Loan and Security Agreement dated as of November 30, 2022, by and between Borrower and Slingshot, as may be amended, modified, supplemented, and/or restated from time to time.”

““Slingshot Subordination Agreement” means that certain Subordination Agreement by and between Bank and Slingshot dated as of November 30, 2022, as may be amended, modified, supplemented, and/or restated from time to time.”

2.10 Exhibit B (Compliance Statement). The Compliance Statement appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Statement attached as Schedule 1 attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Waiver. Bank hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower entering into that certain Bridge Loan and Security Agreement dated as of November 23, 2022 by and among Borrower and Slingshot (the “Initial Slingshot Loan Agreement”), under which Borrower incurred certain Indebtedness and granted a Lien to Slingshot (the “Stated Default”). Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this Section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise. The foregoing waiver shall apply only to the Stated Default and is not intended and shall not be construed as a waiver or agreement to waive any defaults or Events of Default.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Bank as of the date of this Amendment are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Release by Borrower.

6.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

6.2 In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

6.3 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

6.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

6.5 Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a) Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b) Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Amendment are contractual and not a mere recital.

(d) This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

7. Ratification of Perfection Certificate. Each Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of such Borrower dated as of March 12, 2021, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment to Bank of (i) a fully-earned, non-refundable amendment fee in an amount equal to Six Thousand Five Hundred Dollars ($6,500.00) and (ii) Bank’s reasonable legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		CADENCE CONNECTIVITY, INC.

By:	/s/ Sydney Exlerub	By	/s/ Mehul Patel
Name:	Sydney Exler	Name:	Mehul Patel
Title:	Vice President	Title:	Chief Executive Officer

MINIM, INC.

		By	/s/ Mehul Patel
		Name:	Mehul Patel
		Title:	Chief Executive Officer

EXHIBIT B

COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date:
FROM:	CADENCE CONNECTIVITY, INC. and MINIM INC. (individually and collectively, the “ Borrower” )

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R, A/P Agings, Inventory Report & Sell Through Report	Monthly within 30 days	Yes No
Deferred Revenue report	Monthly within 30 days	Yes No
Borrowing Base Statements	Monthly within 7 days	Yes No
Board approved projections	Within 60 days after the last day of each fiscal year of Borrower	Yes No
Weekly 13-week cash flow reports	No later than Friday of each week	Yes No

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

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